UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2020, Acorda Therapeutics, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180-day period, unless the Staff exercises its discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G). The compliance period for the Company will expire on January 19, 2021.

In the event that the Company does not regain compliance within the 180-day period and receives notice from the Staff that its common stock is being delisted, Nasdaq rules permit the Company to appeal any such delisting determination by the Staff to a Hearings Panel (the “Panel”). The Company expects that its stock would remain listed pending the Panel’s decision. However, there can be no assurance that if the Company appeals the delisting determination to the Panel, such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. One such option may be a reverse stock split, and the Company is seeking stockholder approval of a proposal to authorize its board of directors to approve a reverse stock split at a ratio of any whole number up to 1-for-20 at a special meeting of stockholders to be held on July 31, 2020. Additional information regarding this proposal is provided in the Company’s definitive proxy statement for the special meeting, which was filed with the Securities and Exchange Commission on July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 24, 2020	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer